Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-136061 of The Dress Barn, Inc. on Form S-8 of our report dated June 30, 2006, appearing in this Annual Report on Form 11-K of Dress Barn, Inc. 401(k) Profit Sharing Retirement Savings Plan for the year ended July 31, 2005.

/s/ Deloitte & Touche LLP

New York, New York
July 26, 2006